Exhibit 99.7

IMPERIAL HOLDINGS, INC.

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of non-transferable rights (the “Rights”) to subscribe for and purchase up to [            ] shares of common stock (“Shares”) of Imperial Holdings, Inc. (the “Company”) pursuant to the rights offering described and provided for in the Company’s prospectus supplement, dated May 21, 2015 to a prospectus dated September 24, 2014 (collectively, the “Prospectus”), hereby certifies to the Company, American Stock Transfer & Trust Company, LLC, as subscription agent for the rights offering, and to D.F. King & Co., as information agent for the rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription privilege (as defined in the Prospectus), and on behalf of beneficial owners of Rights who have subscribed for the purchase of Shares pursuant to the over-subscription privilege (as defined in the Prospectus), the number of Shares specified below pursuant to the over-subscription privilege, listing separately below each such exercised basic subscription privilege and over-subscription privilege (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for Shares pursuant to the over-subscription privilege, each such beneficial owner’s basic subscription privilege has been exercised in full:

Number of Shares of Common Stock Owned on the Record Date	Rights Exercised Pursuant to Basic Subscription Privilege	Number of Shares Subscribed for Pursuant to Over- Subscription Privilege	Limit Subscription to 9.9% of Company’s Outstanding Shares

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Provide the following information if applicable:

Depository Trust Company (“DTC”)
Participant Number

[NAME OF NOMINEE]

By
Name:
Title:

DTC Basic Subscription Confirmation Number(s)

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